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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1999, except for Note 6, as to which the date is April 13, 1999, relating to the consolidated financial statements and financial statement schedules for the year ended December 31, 1998 of OneSource Information Services, Inc., which appears in OneSource Information Services, Inc.'s Registration Statement on Form S-1 (No. 333-73263), as amended, as filed with the Securities and Exchange Commission on March 3, 1999.



                                           /s/  Pricewaterhouse Coopers LLP




Boston, Massachusetts
August 17, 1999